Exhibit 99.1

April 27, 2020	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123
ONE Gas Announces First Quarter 2020 Financial Results

Declares Second Quarter Dividend;
Affirms 2020 Financial Guidance

TULSA, Okla. - April 27, 2020 - ONE Gas, Inc. (NYSE: OGS) today announced its first quarter 2020 financial results, declared its quarterly dividend and affirmed its 2020 financial guidance.

ONE Gas is providing essential services during the COVID-19 pandemic. Following the guidance of the Centers for Disease Control and Prevention, Occupational Safety and Health Administration and third-party subject matter experts engaged by the company, a comprehensive set of policies, procedures and guidelines have been implemented to protect the safety of the company's employees, customers and communities as natural gas service continues to be provided to customers. ONE Gas continues to closely monitor developments related to the pandemic and will adjust its actions and operations as appropriate. Additional information regarding the impact of the pandemic to ONE Gas will be provided by management on the earnings conference call and in the investor presentation available on its website. Details for the conference call and webcast and a link to the investor presentation are provided later in this release. In addition, the company anticipates filing its Quarterly Report on Form 10-Q on April 28, 2020.

FIRST QUARTER 2020 KEY PERFORMANCE DRIVERS AND HIGHLIGHTS

•	First quarter 2020 net income was $91.7 million, or $1.72 per diluted share, compared with $93.7 million, or $1.76 per diluted share, in the first quarter 2019;

•	Actual heating degree days across the company's service areas were 4,714 in the first quarter 2020, 10% warmer than normal and 19% warmer than the same period last year;

•	Delivered natural gas sales volumes for the first quarter 2020 were 16% lower compared with the first quarter 2019, primarily as a result of the warmer weather;

•	The company ended the quarter with $474.7 million of commercial paper and $1.2 million in letters of credit outstanding, leaving $224.1 million available in its commercial paper program;

•	In February 2020, the company initiated an at-the-market equity program with an aggregate offering price up to $250 million. As of March 31, 2020, no shares have been issued or sold under the program;

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ONE Gas Announces First Quarter 2020 Financial Results;
Declares Second Quarter Dividend; Affirms 2020 Financial Guidance
April 27, 2020

•	In April 2020, the company entered into a $250 million, 364-day revolving credit agreement; and

•
The board of directors declared a quarterly dividend of $0.54 per share, or $2.16 per share on an annualized basis, payable on June 1, 2020, to shareholders of record at the close of business on May 13, 2020.

"In the midst of the COVID-19 pandemic, our focus remains on continuing to protect our workforce and customers while operating our systems safely during this difficult time," said Pierce H. Norton II, president and chief executive officer. "Our employees have displayed unwavering courage and resolve during these unprecedented times."

FIRST QUARTER 2020 FINANCIAL PERFORMANCE

ONE Gas reported operating income of $133.2 million in the first quarter 2020, compared with $127.6 million in the first quarter 2019.

Net margin, which is comprised of total revenues less cost of natural gas, increased by $6.2 million compared with first quarter 2019, which primarily reflects:

•	A $7.9 million increase from new rates primarily in Kansas and Texas;

•	A $2.5 million increase attributed to net residential customer growth; and

•	A $0.9 million increase in rider and surcharge recoveries due to a higher ad-valorem surcharge in Kansas; offset by

•
A $3.9 million decrease due to lower sales volumes, net of weather normalization, primarily in Kansas and Oklahoma from warmer weather in 2020 compared with the same period in 2019. For the first quarter 2020, heating degree days in Kansas and Oklahoma were 19% and 21% lower, respectively, compared with the same period in 2019; and

•	A $1.1 million decrease due to lower transportation volumes in Kansas.

First quarter 2020 operating costs were $121.4 million, compared with $124.5 million in the first quarter 2019, which primarily reflects:

•	A $2.0 million decrease in legal-related costs; and

•
A $1.6 million decrease in employee-related costs, which reflects a $4.3 million decrease in the expense associated with the change in the value of the liabilities for nonqualified employee benefit plans and a $1.2 million increase in labor costs; offset by

•	A $0.8 million increase in bad debt expense.

Depreciation and amortization expense for the first quarter 2020 was $47.5 million, compared with $43.8 million in the first quarter 2019, due primarily to an increase in depreciation expense from capital investments placed in service, higher depreciation rates in Kansas and an increase in amortization of the ad-valorem surcharge rider in Kansas.

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ONE Gas Announces First Quarter 2020 Financial Results;
Declares Second Quarter Dividend; Affirms 2020 Financial Guidance
April 27, 2020

For the first quarter 2020, other expense, net, increased $6.2 million compared with the same period last year, due primarily to a $6.7 million decrease in the value of investments associated with nonqualified employee benefit plans.

Income tax expense includes a credit for amortization of excess accumulated deferred income taxes (EDIT) of $6.9 million and $6.7 million for the quarters ended March 31, 2020, and 2019, respectively.

Capital expenditures and asset removal costs increased $29.0 million for the first quarter 2020 compared with the same period last year, due primarily to increased system integrity activities and extending service to new areas.

Key Statistics: More detailed information is listed in the tables located in the Appendix.

•	Actual heating degree days across the company’s service areas were 4,714 in the first quarter 2020, 10% warmer than normal and 19% warmer than the same period last year;

•	Actual heating degree days in the Oklahoma service area were 1,636 in the first quarter 2020, 8% warmer than normal and 21% warmer than the same period last year;

•	Actual heating degree days in the Kansas service area were 2,222 in the first quarter 2020, 10% warmer than normal and 19% warmer than the same period last year;

•	Actual heating degree days in the Texas service area were 856 in the first quarter 2020, 15% warmer than normal and 15% warmer than the same period last year;

•	Residential natural gas sales volumes were 55.2 billion cubic feet (Bcf) in the first quarter 2020, down 16% compared with the same period last year;

•	Total natural gas sales volumes were 72.6 Bcf in the first quarter 2020, down 16% compared with the same period last year;

•	Natural gas transportation volumes were 65.4 Bcf in the first quarter 2020, relatively unchanged compared with the same period last year; and

•	Total natural gas volumes delivered were 138.0 Bcf in the first quarter 2020, down 9% compared with the same period last year.

REGULATORY UPDATE

Oklahoma

In April 2020, the Public Utility Division of the Oklahoma Corporation Commission is expected to file an application to allow all utilities in Oklahoma to defer, as a regulatory asset, incremental expenses, including increased bad debt expenses and/or impacts to revenue that are outside the utility's control or a direct result of the utility's COVID-19 response, beginning March 13, 2020. Regulatory action on the proposed application is expected in the second quarter 2020.

In February 2020, Oklahoma Natural Gas filed its fourth annual Performance-Based Rate Change (PBRC) application following the general rate case that was approved in January 2016. The filing includes a requested base rate increase of $11.8 million and a $12.2 million credit

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ONE Gas Announces First Quarter 2020 Financial Results;
Declares Second Quarter Dividend; Affirms 2020 Financial Guidance
April 27, 2020

associated with EDIT. If approved, new rates are expected to become effective in the third quarter of 2020, and EDIT is expected to be credited to customers in the first quarter 2021.

Kansas

In April 2020, Kansas Gas Service filed an application with the Kansas Corporation Commission for an Accounting Authority Order to accumulate and defer certain incremental costs incurred, including bad debt expenses and lost revenues, as well as associated carrying costs related to COVID-19 beginning March 1, 2020, for recovery in Kansas Gas Services' next rate case filing. Regulatory action on the proposed application is expected in the second quarter 2020.

Texas

In April 2020, the Railroad Commission of Texas issued an order authorizing utilities to use an accounting mechanism and a subsequent process through which Texas Gas Service may seek future recovery of incremental expenses resulting from the effects of COVID-19, including bad debt and associated credit and collections costs, and other reasonable and necessary incremental costs to address the impact of COVID-19, beginning March 13, 2020.

West Texas Service Area

In March 2020, Texas Gas Service made Gas Reliability Infrastructure Program (GRIP) filings for all customers in the West Texas service area, requesting a $4.7 million increase to be effective in the third quarter 2020.

Central Texas Service Area

In 2019, Texas Gas Service filed a rate case for all customers in the Central Texas and Gulf Coast service areas, seeking a $15.6 million rate increase and a $1.3 million credit to customers associated with EDIT, and requesting to consolidate the two service areas into one. If approved, new rates are expected to become effective in the third quarter of 2020.

2020 FINANCIAL GUIDANCE

ONE Gas affirmed its 2020 financial guidance, with net income expected to be in the range of $186 million to $198 million, or $3.44 to $3.68 per diluted share.

Management expects a negative impact to earnings from lower revenues and net incremental expenses, including bad debt expenses, associated with the COVID-19 pandemic. This impact will be partially mitigated by regulatory assets established in accordance with the accounting orders that are expected to be received in all jurisdictions but could result in net income and diluted earnings per share below the midpoint of the guidance range.

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ONE Gas Announces First Quarter 2020 Financial Results;
Declares Second Quarter Dividend; Affirms 2020 Financial Guidance
April 27, 2020

EARNINGS CONFERENCE CALL AND WEBCAST

The ONE Gas executive management team will conduct a conference call on Tuesday, April 28, 2020, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time). The call also will be carried live on the ONE Gas website.

To participate in the telephone conference call, dial 888-220-8451, pass code 1051355, or log on to www.onegas.com/investors and select Events and Presentations.

If you are unable to participate in the conference call or the webcast, a replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 1051355.

LINK TO INVESTOR PRESENTATION

An updated investor presentation can be found on the company's website, www.onegas.com/investors under Events and Presentations, or by following the link below.

https://www.onegas.com/files/doc_presentations/2020/04/04-2020-April-2020-Investor-Update.pdf

NON-GAAP INFORMATION

ONE Gas has disclosed net margin in this news release, which is considered a non-GAAP financial metric used to measure the company's financial performance. Net margin is comprised of total revenues less cost of natural gas. Cost of natural gas includes commodity purchases, fuel, storage, transportation and other gas purchase costs recovered through our cost of natural gas regulatory mechanisms and does not include an allocation of general operating costs or depreciation and amortization. In addition, these regulatory mechanisms provide a method of recovering natural gas costs on an ongoing basis without a profit. Therefore, although our revenues will fluctuate with the cost of natural gas that we pass through to our customers, net margin is not affected by fluctuations in the cost of natural gas. Accordingly, we routinely use net margin in the analysis of our financial performance. We believe that net margin provides investors a more relevant and useful measure to analyze our financial performance as a 100% regulated natural gas utility than total revenues because the change in the cost of natural gas from period to period does not impact our operating income. A reconciliation of net margin to the most directly comparable GAAP measure is included as a table at the end of the earnings tables accompanying this release.

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ONE Gas, Inc. (NYSE: OGS) is a 100% regulated natural gas utility, and trades on the New York Stock Exchange under the symbol “OGS.” ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

ONE Gas, headquartered in Tulsa, Oklahoma, provides natural gas distribution services to more than 2 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas

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ONE Gas Announces First Quarter 2020 Financial Results;
Declares Second Quarter Dividend; Affirms 2020 Financial Guidance
April 27, 2020

distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information, visit the website at www.onegas.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "should," "goal," "forecast," "guidance," "could," "may," "continue," "might," "potential," "scheduled," "likely," and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	our ability to recover operating costs, income taxes and amounts equivalent to the cost of property, plant and equipment, regulatory assets and our allowed rate of return in our regulated rates;

•	our ability to manage our operations and maintenance costs;

•	changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;

•	the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial customers;

•
the length and severity of a pandemic or other health crisis, such as the recent outbreak of COVID-19, including its impacts to our operations, customers and employees, and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period;

•	competition from alternative forms of energy, including, but not limited to, electricity, solar power, wind power, geothermal energy and biofuels;

•	conservation and energy storage efforts of our customers;

•	variations in weather, including seasonal effects on demand, the occurrence of storms and disasters, and climate change;

•
indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;

•
our ability to secure reliable, competitively priced and flexible natural gas transportation and supply, including decisions by natural gas producers to reduce production or shut-in producing natural gas wells and expiration of existing supply and transportation and storage arrangements that are not replaced with contracts with similar terms and pricing;

•	the mechanical integrity of facilities operated;

•	operational hazards and unforeseen operational interruptions;

•	adverse labor relations;

•
the effectiveness of our strategies to reduce earnings lag, margin protection strategies and risk mitigation strategies, which may be affected by risks beyond our control such as commodity price volatility and counterparty creditworthiness;

•
the availability of and access to, in general, funds to meet our debt obligations prior to or when they become due and to fund our operations and capital expenditures, either through (i) cash on hand, (ii) operating cash flow, or (iii) access to the capital markets;

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ONE Gas Announces First Quarter 2020 Financial Results;
Declares Second Quarter Dividend; Affirms 2020 Financial Guidance
April 27, 2020

•
changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions;

•	actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;

•	changes in inflation and interest rates;

•	our ability to recover the costs of natural gas purchased for our customers;

•	impact of potential impairment charges;

•	volatility and changes in markets for natural gas;

•	possible loss of local distribution company franchises or other adverse effects caused by the actions of municipalities;

•	payment and performance by counterparties and customers as contracted and when due;

•	changes in existing or the addition of new environmental, safety, tax and other laws to which we and our subsidiaries are subject;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	advances in technology, including technologies that increase efficiency or that improve electricity’s competitive position relative to natural gas;

•	population growth rates and changes in the demographic patterns of the markets we serve, and conditions in these areas’ housing markets;

•	acts of nature and the potential effects of threatened or actual terrorism and war;

•	cyber-attacks or breaches of technology systems that could disrupt our operations or result in the loss or exposure of confidential or sensitive customer, employee or company information;

•	the sufficiency of insurance coverage to cover losses;

•	the effects of our strategies to reduce tax payments;

•	the effects of litigation and regulatory investigations, proceedings, including our rate cases, or inquiries and the requirements of our regulators as a result of the Tax Cuts and Jobs Act of 2017;

•	changes in accounting standards;

•	changes in corporate governance standards;

•	discovery of material weaknesses in our internal controls;

•
our ability to comply with all covenants in our indentures, the ONE Gas Credit Agreement and the ONE Gas 364-day Credit Agreement, a violation of which, if not cured in a timely manner, could trigger a default of our obligations;

•	our ability to attract and retain talented employees, management and directors;

•
unexpected increases in the costs of providing health care benefits, along with pension and postretirement health care benefits, as well as declines in the discount rates on, declines in the market value of the debt and equity securities of, and increases in funding requirements for, our defined benefit plans;

•
the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture; and

•	the costs associated with increased regulation and enhanced disclosure and corporate governance requirements pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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ONE Gas Announces First Quarter 2020 Financial Results;
Declares Second Quarter Dividend; Affirms 2020 Financial Guidance
April 27, 2020

APPENDIX

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
(Unaudited)	2020	2019
	(Thousands of dollars, except per share amounts)

Total revenues	$528,168	$661,000

Cost of natural gas	226,139	365,076

Operating expenses
Operations and maintenance	104,839	108,275
Depreciation and amortization	47,513	43,846
General taxes	16,473	16,184
Total operating expenses	168,825	168,305
Operating income	133,204	127,619
Other income (expense), net	(5,788)	429
Interest expense, net	(15,693)	(15,786)
Income before income taxes	111,723	112,262
Income taxes	(20,046)	(18,602)
Net income	$91,677	$93,660

Earnings per share
Basic	$1.73	$1.77
Diluted	$1.72	$1.76

Average shares (thousands)
Basic	53,007	52,825
Diluted	53,268	53,206
Dividends declared per share of stock	$0.54	$0.50

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ONE Gas Announces First Quarter 2020 Financial Results;
Declares Second Quarter Dividend; Affirms 2020 Financial Guidance
April 27, 2020

APPENDIX

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Unaudited)	2020	2019
Assets	(Thousands of dollars)
Property, plant and equipment
Property, plant and equipment	$6,536,625	$6,433,119
Accumulated depreciation and amortization	1,901,738	1,867,893
Net property, plant and equipment	4,634,887	4,565,226
Current assets
Cash and cash equivalents	11,069	17,853
Accounts receivable, net	234,327	260,012
Materials and supplies	53,390	55,732
Natural gas in storage	48,032	104,259
Regulatory assets	39,808	47,440
Other current assets	21,041	20,906
Total current assets	407,667	506,202
Goodwill and other assets
Regulatory assets	380,686	391,036
Goodwill	157,953	157,953
Other assets	93,712	87,883
Total goodwill and other assets	632,351	636,872
Total assets	$5,674,905	$5,708,300

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ONE Gas Announces First Quarter 2020 Financial Results;
Declares Second Quarter Dividend; Affirms 2020 Financial Guidance
April 27, 2020

APPENDIX

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS
(Continued)
	March 31,	December 31,
(Unaudited)	2020	2019
Equity and Liabilities	(Thousands of dollars)
Equity and long-term debt
Common stock, $0.01 par value: authorized 250,000,000 shares; issued and outstanding 52,860,808 shares at March 31, 2020; issued and outstanding 52,771,749 shares at December 31, 2019	$529	$528
Paid-in capital	1,729,587	1,733,092
Retained earnings	465,411	402,509
Accumulated other comprehensive loss	(6,515)	(6,739)
Total equity	2,189,012	2,129,390
Long-term debt, excluding current maturities, and net of issuance costs of $10,823 and $10,936, respectively	1,286,193	1,286,064
Total equity and long-term debt	3,475,205	3,415,454
Current liabilities
Notes payable	474,695	516,500
Accounts payable	82,088	120,490
Accrued taxes other than income	46,774	47,956
Regulatory liabilities	33,649	45,201
Customer deposits	58,272	57,987
Other current liabilities	80,675	84,603
Total current liabilities	776,153	872,737
Deferred credits and other liabilities
Deferred income taxes	698,877	682,632
Regulatory liabilities	494,210	503,518
Employee benefit obligations	109,865	115,657
Other deferred credits	120,595	118,302
Total deferred credits and other liabilities	1,423,547	1,420,109
Commitments and contingencies
Total liabilities and equity	$5,674,905	$5,708,300

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ONE Gas Announces First Quarter 2020 Financial Results;
Declares Second Quarter Dividend; Affirms 2020 Financial Guidance
April 27, 2020

APPENDIX

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended
	March 31,
(Unaudited)	2020	2019
	(Thousands of dollars)
Operating activities
Net income	$91,677	$93,660
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,513	43,846
Deferred income taxes	6,856	4,828
Share-based compensation expense	2,261	1,954
Provision for doubtful accounts	3,077	2,263
Changes in assets and liabilities:
Accounts receivable	22,608	(44,924)
Materials and supplies	2,342	(2,562)
Natural gas in storage	56,227	55,820
Asset removal costs	(9,888)	(11,169)
Accounts payable	(34,227)	(53,172)
Accrued taxes other than income	(1,182)	4,263
Customer deposits	285	1,218
Regulatory assets and liabilities	4,932	29,090
Other assets and liabilities	(9,748)	(2,824)
Cash provided by operating activities	182,733	122,291
Investing activities
Capital expenditures	(113,517)	(83,303)
Other investing expenditures	(314)	(3,351)
Other investing receipts	650	311
Cash used in investing activities	(113,181)	(86,343)
Financing activities
Repayments on notes payable, net	(41,805)	(4,000)
Dividends paid	(28,543)	(26,343)
Tax withholdings related to net share settlements of stock compensation	(5,988)	(7,300)
Cash used in financing activities	(76,336)	(37,643)
Change in cash and cash equivalents	(6,784)	(1,695)
Cash and cash equivalents at beginning of period	17,853	21,323
Cash and cash equivalents at end of period	$11,069	$19,628

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ONE Gas Announces First Quarter 2020 Financial Results;
Declares Second Quarter Dividend; Affirms 2020 Financial Guidance
April 27, 2020

APPENDIX

ONE Gas, Inc.
INFORMATION AT A GLANCE
	Three Months Ended
	March 31,
(Unaudited)	2020	2019

Financial (in millions)
Net margin	$302.1	$295.9
Operating costs	$121.4	$124.5
Depreciation and amortization	$47.5	$43.8
Operating income	$133.2	$127.6
Capital expenditures and asset removal costs	$123.4	$94.4

Net margin on natural gas sales	$260.7	$253.5
Transportation revenues	$34.2	$35.0
Other revenues	$7.2	$7.4

Volumes (Bcf)
Natural gas sales
Residential	55.2	65.7
Commercial and industrial	16.3	19.3
Other	1.0	1.1
Total sales volumes delivered	72.6	86.1
Transportation	65.4	65.6
Total volumes delivered	138.0	151.7

Average number of customers (in thousands)
Residential	2,043	2,027
Commercial and industrial	163	162
Other	3	3
Transportation	12	12
Total customers	2,221	2,204

Heating Degree Days
Actual degree days	4,714	5,831
Normal degree days	5,246	5,309
Percent colder (warmer) than normal weather	(10.1)%	9.8%

Statistics by State
Oklahoma
Average number of customers (in thousands)	895	889
Actual degree days	1,636	2,077
Normal degree days	1,775	1,775
Percent colder (warmer) than normal weather	(7.8)%	17.0%

Kansas
Average number of customers (in thousands)	648	647
Actual degree days	2,222	2,751
Normal degree days	2,461	2,528
Percent colder (warmer) than normal weather	(9.7)%	8.8%

Texas
Average number of customers (in thousands)	678	668
Actual degree days	856	1,003
Normal degree days	1,010	1,006
Percent colder (warmer) than normal weather	(15.2)%	(0.3)%

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ONE Gas Announces First Quarter 2020 Financial Results;
Declares Second Quarter Dividend; Affirms 2020 Financial Guidance
April 27, 2020

APPENDIX

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

Reconciliation of total revenues to net margin (non-GAAP)

	Three Months Ended
	March 31,
(Unaudited)	2020	2019
	(Thousands of dollars)
Total revenues	$528,168	$661,000
Cost of natural gas	226,139	365,076
Net margin	$302,029	$295,924

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